Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FOURTH QUARTER FISCAL 2020 OPERATING RESULTS

Uncasville, Connecticut, December 22, 2020 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Mohegan Sun Pocono in Plains Township, Pennsylvania, the MGE Niagara Resorts in Niagara Falls, Canada and INSPIRE Entertainment Resort in Incheon, South Korea, announced today operating results for its fourth fiscal quarter ended September 30, 2020.

“The MGE team and our property portfolio performed remarkably well during the fiscal fourth quarter. Despite re-opening the majority of our properties in the summer with COVID-related reductions in capacity and entertainment offerings, consolidated Adjusted EBITDA for the September quarter was only down modestly compared to last year, demonstrating the overall resilience of our business and the strength of our product and brand,” said Mario Kontomerkos, President & Chief Executive Officer of MGE. “Importantly, excluding the impact of the MGE Niagara Resorts, which were closed during the period, same-store adjusted EBITDA grew 15.9% over the prior year, while same-store Adjusted EBITDA margins improved over 800bps. Recent steep increases in infections in virtually all of our markets globally has resulted in temporary weakness in business volumes at our operations and has slowed progress in both the construction of Inspire Korea and in the re-opening of the MGE Niagara Resorts and the Mohegan Sun Casino in Las Vegas. Looking beyond the virus, however, we remain quite positive as our business has been optimized to benefit from what we foresee to be significant pent-up demand for leisure consumption in the months and years ahead.”

Selected consolidated operating results for the fourth quarter ended September 30, 2020 and prior year period (unaudited):

•	Net revenues of $294.0 million vs. $414.0 million in the prior year period, a 29.0% decrease;

•	Income from operations of $50.2 million vs. $15.7 million in the prior year period, a 219.7% increase; and

•	Adjusted EBITDA of $82.8 million vs. $89.4 million in the prior year period, a 7.4% decrease.

Consolidated net revenues decreased 29% driven primarily by the continued closure of MGE Niagara Resorts along with declines in retail, F&B and entertainment revenues at Mohegan Sun and Mohegan Pocono. These declines can be largely attributed to COVID-related closures and reductions in capacity or similar protocols. Declines in revenue were partially offset by positive growth in gaming revenues at Mohegan Sun. Adjusted EBITDA decreased 7.4% during the quarter, reflecting the impact of the continued closure of MGE Niagara Resorts. Excluding the impact of Niagara Resorts, which were closed during the quarter, consolidated net revenues decreased by 12.8% and Adjusted EBITDA increased 15.9%, reflecting stronger EBITDA performance both from Mohegan Sun and in the Management, Development and Other segment. Margin performance was driven by lower overall payroll and marketing expenses, permanently reducing the overall cost structure at MGE.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2020	2019	Variance	Variance
Net revenues	$211,814	$249,928	$(38,114)	(15.2%)
Income from operations	$62,498	$43,488	$19,010	43.7%
Adjusted EBITDA	$80,113	$64,811	$15,302	23.6%

Net revenues declined 15.2% during the quarter, driven by declines in non-gaming revenues due to COVID-related closures and voluntary reductions in non-gaming capacity. Declines in non-gaming revenues were partially offset by a 4.8% increase in gaming revenues during the period. Slot volumes declined 9.7%, while table volumes decreased 4.8%, with declines in volumes offset by a 71 basis point and 234 basis point increase in net hold rate, respectively, highlighting the reduction in the promotional activity in the period. Adjusted EBITDA increased during the quarter, reflecting significantly better margin performance due to declines in overall labor, marketing and promotional expenses. Overall EBITDA margin at the property improved to 37.8%, up 1,189 basis points from 25.9% in the prior year quarter. Assuming stable revenues, we expect to retain a material portion of this expense improvement going forward.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2020	2019	Variance	Variance
Net revenues	$55,592	$63,629	$(8,037)	(12.6%)
Income (loss) from operations (1)	$7,562	$(31,263)	$38,825	N.M.
Adjusted EBITDA	$10,804	$11,759	$(955)	(8.1%)

(1)	Loss from operations for the three months ended September 30, 2019, includes a $39.5 million impairment charge related to Mohegan Sun Pocono’s goodwill.
N.M. - Not Meaningful.

Net revenues declined 12.6% during the quarter, primarily driven by declines in non-gaming revenues which were adversely impacted by COVID-related closures and mandated reductions in capacity. Gaming revenues experienced a more modest 1.9% decline, reflecting positive contributions from iGaming and Unibet Sportsbook. Adjusted EBITDA decreased 8.1% during the quarter, reflecting better margin performance due to declines in overall labor, marketing and promotional expenses. Assuming stable revenues, we expect to retain a material portion of this expense improvement going forward.

MGE Niagara Resorts

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2020 (1)	2019	Variance	Variance
Net revenues	$12,423	$91,237	$(78,814)	N.M.
Income (loss) from operations	$(14,513)	$4,784	$(19,297)	N.M.
Adjusted EBITDA	$(9,071)	$10,191	$(19,262)	N.M.

(1)	The MGE Niagara Resorts were temporarily closed during the three months ended September 30, 2020 due to COVID-19.
N.M. - Not Meaningful.

EBITDA losses at MGE Niagara reflect the impact of the property being temporarily closed for the three months ending September 30, 2020, due to restrictive COVID-19 mandated measures implemented by the Ontario Government. Despite the decline in Adjusted EBITDA, cash flows from the MGE Niagara Resorts during the quarter were approximately breakeven, as the properties continue to receive both the Fixed Service Provider Fee as well as Permitted Capital Expenditures while closed. Additionally, Fallsview rent payments have been deferred to the end of the initial lease term while closed, minimizing the overall cash flow impact on MGE during the quarter and while the property is closed. Efforts to reopen the properties continue, but we are unable to predict when they will reopen at this time.

Management, Development and Other

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2020	2019	Variance	Variance
Net revenues	$13,177	$9,961	$3,216	32.3%
Income (loss) from operations	$(286)	$820	$(1,106)	N.M.
Adjusted EBITDA	$6,028	$4,806	$1,222	25.4%

N.M. - Not Meaningful.

Net revenues increased due to continued growth in management fees from ilani, driven by continued EBITDA growth at the property despite several disturbances during the quarter in the nearby Portland, Oregon feeder market and COVID-related impacts. EBITDA performance also reflects higher expenses associated with ongoing domestic and international development efforts.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2020	2019	Variance	Variance
Net revenues	$303	$20	$283	N.M.
Loss from operations	$(5,079)	$(1,468)	$(3,611)	N.M.
Adjusted EBITDA	$(5,057)	$(1,450)	$(3,607)	N.M.

N.M. - Not Meaningful.

The decline in Adjusted EBITDA was principally due to the impact of certain non-recurring payroll and consulting credits in the prior year.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Mohegan Sun	$211,814	$249,928	$62,498	$43,488	$80,113	$64,811
Mohegan Sun Pocono	55,592	63,629	7,562	(31,263)	10,804	11,759
MGE Niagara Resorts	12,423	91,237	(14,513)	4,784	(9,071)	10,191
Management, development and other	13,177	9,961	(286)	820	6,028	4,806
Corporate	303	20	(5,079)	(1,468)	(5,057)	(1,450)
Inter-segment	701	(769)	(32)	(705)	(32)	(705)

Total	$294,010	$414,006	$50,150	$15,656	$82,785	$89,412

Other Information

Liquidity

As of September 30, 2020 and September 30, 2019, MGE held cash and cash equivalents of $112.7 million and $130.1 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $50.8 million of borrowing capacity under its senior secured revolving facility and line of credit as of September 30, 2020.

About Mohegan Gaming & Entertainment

MGE is primarily engaged in the ownership, operation and development of integrated entertainment facilities, both domestically and internationally, including: (i) Mohegan Sun in Uncasville, Connecticut, (ii) Mohegan Sun Pocono in Plains Township, Pennsylvania, (iii) Niagara Fallsview Casino Resort, Casino Niagara and the 5,000-seat Niagara Falls Entertainment Centre, all in Niagara Falls, Canada, (iv) Resorts Casino Hotel in Atlantic City, New Jersey, (v) ilani Casino Resort in Clark County, Washington, (vi) Paragon Casino Resort in Marksville, Louisiana and (vii) INSPIRE Entertainment Resort, a first-of-its-kind, multi-billion dollar integrated resort and casino under construction at Incheon International Airport in South Korea. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands)
(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues:
Gaming	$230,005	$267,240	$799,647	$936,412
Food and beverage	12,580	52,059	103,678	157,544
Hotel	18,820	28,459	69,113	97,235
Retail, entertainment and other	32,605	66,248	142,524	197,619

Net revenues	294,010	414,006	1,114,962	1,388,810

Operating costs and expenses:
Gaming	114,675	161,866	444,875	551,738
Food and beverage	12,502	42,203	91,662	123,814
Hotel	8,967	10,595	35,578	42,476
Retail, entertainment and other	8,842	30,132	54,020	93,335
Advertising, general and administrative	53,820	74,052	226,588	223,716
Corporate	12,218	7,152	44,177	45,880
Depreciation and amortization	26,220	29,975	109,067	122,657
Impairment of Mohegan Sun Pocono’s intangible assets	—	—	126,596	—
Impairment of Mohegan Sun Pocono’s goodwill	—	39,459	—	39,459
Other, net	6,616	2,916	15,616	9,273

Total operating costs and expenses	243,860	398,350	1,148,179	1,252,348

Income (loss) from operations	50,150	15,656	(33,217)	136,462

Other income (expense):
Interest income	205	1,164	1,754	6,803
Interest expense, net of capitalized interest	(36,095)	(37,298)	(134,925)	(144,130)
Loss on modification of debt	(2,888)	—	(2,888)	—
Other, net	3,470	830	566	(482)

Total other expense	(35,308)	(35,304)	(135,493)	(137,809)

Income (loss) before income tax	14,842	(19,648)	(168,710)	(1,347)
Income tax benefit (provision)	3,678	(1,029)	6,694	(1,029)

Net income (loss)	18,520	(20,677)	(162,016)	(2,376)
(Income) loss attributable to non-controlling interests	70	29	(139)	(169)

Net income (loss) attributable to Mohegan Gaming & Entertainment	$18,590	$(20,648)	$(162,155)	$(2,545)

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,
	2020	2019
Net income (loss)	$18,520	$(20,677)
Income tax (benefit) provision	(3,678)	1,029
Interest expense, net of capitalized interest	36,095	37,298
Loss on modification of debt	2,888	—
Interest income	(205)	(1,164)
Other, net	(3,470)	(830)

Income from operations	50,150	15,656
Adjusted EBITDA attributable to non-controlling interests	(201)	(122)
Depreciation and amortization	26,220	29,975
Impairment of Mohegan Sun Pocono’s goodwill	—	39,459
Other, net	6,616	4,444

Adjusted EBITDA	$82,785	$89,412

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended September 30, 2020
					Adjusted EBITDA
	Income (Loss)	Depreciation	Impairment of		Attributable to
	from	and	Mohegan Sun Pocono’s		Non-Controlling	Adjusted
	Operations	Amortization	Goodwill	Other, net	Interests	EBITDA
Mohegan Sun	$62,498	$17,563	$—	$52	$—	$80,113
Mohegan Sun Pocono	7,562	3,269	—	(27)	—	10,804
MGE Niagara Resorts	(14,513)	5,356	—	86	—	(9,071)
Management, development and other	(286)	10	—	6,505	(201)	6,028
Corporate	(5,079)	22	—	—	—	(5,057)
Inter-segment	(32)	—	—	—	—	(32)

Total	$50,150	$26,220	$—	$6,616	$(201)	$82,785

	For the Three Months Ended September 30, 2019
					Adjusted EBITDA
	Income (Loss)	Depreciation	Impairment of		Attributable to
	from	and	Mohegan Sun Pocono’s		Non-Controlling	Adjusted
	Operations	Amortization	Goodwill	Other, net	Interests	EBITDA
Mohegan Sun	$43,488	$21,065	$—	$258	$—	$64,811
Mohegan Sun Pocono	(31,263)	3,473	39,459	90	—	11,759
MGE Niagara Resorts	4,784	5,407	—	—	—	10,191
Management, development and other	820	12	—	4,096	(122)	4,806
Corporate	(1,468)	18	—	—	—	(1,450)
Inter-segment	(705)	—	—	—	—	(705)

Total	$15,656	$29,975	$39,459	$4,444	$(122)	$89,412

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes, depreciation and amortization and impairment charges.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

Vice President, Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000